EXHIBIT 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 31, 1998, except with respect to the matter discussed in Note 8, as to which the date is September 21, 1998, included (or incorporated by reference) in Marquette Medical Systems, Inc.'s Profit Sharing and 401(k) Plan Annual Report on Form 11-K for the year ended April 30, 1998.



                                                            ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
November 19, 1998